UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

June 9, 2014

Date of Report (Date of earliest event reported)

LOCAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34197	33-0849123
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7555 Irvine Center Drive

Irvine, California 92618

(Address of principal executive offices, zip code)

(949) 784-0800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of David M. Hughes and John M. Payne to Board of Directors

On June 10, 2014, the Registrant issued a press release announcing that David M. Hughes and John M. Payne were appointed to the Board of Directors of the Registrant on June 9, 2014. A copy of the press release is attached hereto as Exhibit 99.1.

Mr. Hughes, age 45, has served as Chief Executive Officer of The Search Agency, a global digital marketing company providing a suite of Managed Marketing Services to mid-size companies as well as a SaaS Marketing suite for SMBs and Local businesses. Prior to joining The Search Agency, Mr. Hughes served as Senior Vice-President, Corporate Development for United Online, Inc., from 1999 to 2004. Mr. Hughes was a Management Consultant with the Boston Consulting Group from 1997 to 1999 and an Associate with Mercer Management Consulting from 1993 to 1995. Mr. Hughes received his Bachelor of Arts, with Honors, from the University of Western Ontario, and a Masters of Business Administration from Harvard University’s Graduate School of Business Administration.

Mr. Hughes will serve as a Class III Director, to serve until the Registrant’s Annual Meeting of Stockholders to be held in 2016. Mr. Hughes will serve on the Registrant’s Audit Committee.

Mr. Payne, age 58, has served as the Chairman and President of SimpleAir, Inc., a technology licensing company which has licensed patents across the smartphone industry since April of 2004. Mr. Payne is the lead Inventor for such patents. Since June of 2013, he has also served as a Managing Director of Outset Ventures, a startup studio for the development of early stage SaaS, mobile and financial services companies. Since June of 2013, he has served as the Executive Chairman of LOANZ, Inc., an Outset portfolio company which is an emerging leader in marketplace lending. Mr. Payne served as a member of the Board of Directors of Digital Post Australia, a joint venture with Computershare (AUX: CPU), a global provider of transfer agent and other financial services located in Melbourne, Australia from October 2011 to May 2013. From April 2010 to June 2013, Mr. Payne served as Chief Executive Officer of Zumbox, Inc. Prior to that, Mr. Payne served in the roles of Jumpstart Chief Executive Officer and subsequently Chairman of Breach Security, Inc., an application security provider with engineering operations in Herzliya, Israel from June of 2004 to October 2010, when it was acquired by Trustwave, Inc. Prior to Breach Security, Mr. Payne has served as chief executive officer of a number of technology companies, including CircleUp, Inc., the leading group messaging platform for payments and messaging services, Preventsys, an enterprise regulatory compliance and Security Risk Management Company, Day Software (SWX: DAYN) a publicly traded leading provider of global enterprise content management solutions, and Stamps.com (NASDQAQ: STMP), a leading provider of postage over the Internet from the US Postal Service.

Mr. Payne will serve as a Class III Director, to serve until the Registrant’s Annual Meeting of Stockholders to be held in 2016.

Committee Composition

As of June 9, 2014, the membership of all of the Board committees was set as follows:

Audit Committee:

John Rehfeld (Chairman)

Philip Fricke

David Hughes

Compensation Committee:

John Rehfeld (Chairman)

Philip Fricke

Nominating and Corporate Governance Committee:

Philip Fricke (Chairman)

John Rehfeld

All of the above committees are comprised solely of independent directors.

Mr. Norman Farra serves as the Registrant’s lead director.

Resignation	of Heath Clarke from Board of Directors

On June 9, 2014, Mr. Heath Clarke resigned from the Board of Directors of the Registrant effective June 9, 2014. Mr. Clarke did not leave the Board of Directors of the Registrant because of any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release of Local Corporation dated June 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL CORPORATION

Date: June 10, 2014	By:	/s/ Kenneth Cragun
Kenneth Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	Press Release of Local Corporation dated June 10, 2014.